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                                                                    EXHIBIT 10.5


                     THIRD AMENDMENT TO CONSULTING AGREEMENT

         THIS THIRD AMENDMENT TO CONSULTING AGREEMENT (this "AMENDMENT") is made this 1st day of December, 1998, by and among ATLANTIC PREMIUM BRANDS, LTD., a Delaware corporation (the "COMPANY"), STERLING ADVISORS, L.P., a Delaware limited partnership ("STERLING") and ELFMAN VENTURE PARTNERS, INC., an Illinois corporation ("EVP"). Sterling and EVP are hereinafter referred to together as the "MANAGERS".

         WHEREAS, effective as of March 15, 1996, the Company and the Managers entered into a Consulting Agreement, amended as of October 16, 1996 and as of July 1, 1997 (as amended, the "AGREEMENT") which provided for the Managers rendering consulting services to the Company in consideration for payment of fees and other consideration therefore, all on terms more specifically enumerated in the Agreement; and

         WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and

         WHEREAS, the Company and the Managers have agreed to amend the Agreement as set forth herein, all according to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

         1. Amendment. The parties acknowledge that the Managers have and will spend substantial amounts of time in assisting the Company in the disposition of certain assets of the Company's Beverage Division. In consideration of such efforts, upon the consummation of such disposition, there shall be due and owing from the Company to the Managers an aggregate of $260,000.00. Such amounts shall be paid in lieu of all other fees payable under the Agreement (which will not include reimbursement of expenses) which would otherwise be due and payable during the time period beginning January 1, 1999 through and including July 15, 1999.

         2. Continued Effectiveness of Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect.








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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

STERLING ADVISORS, L.P.
  By Sterling Group, Inc.




By /s/ Steven M. Taslitz
   ---------------------------------------
   Steven M. Taslitz, President

ELFMAN VENTURE PARTNERS, INC.




By /s/ Merrick M. Elfman
   ---------------------------------------
   Merrick M. Elfman, President

ATLANTIC PREMIUM BRANDS, LTD.




By /s/ Alan F. Sussna
   ---------------------------------------
   Alan F. Sussna, Chief Executive Officer


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